Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2017 Equity Incentive Plan of Nightstar Therapeutics plc of our report dated April 3, 2018, with respect to the consolidated financial statements of Nightstar Therapeutics plc included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Cambridge, United Kingdom March 18, 2019